PARTICIPATION AGREEMENT

Among

Security Benefit Life Insurance Company

and

Legg Mason Investor Services, LLC
\

THIS AGREEMENT, dated as of the 26th day of April, 2012, by and among Security Benefit Life Insurance Company, (the “Company”), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created, as set forth on Schedule A hereto, as may be amended from time to time by mutual written agreement, (each account hereinafter referred to as the “Account”), and Legg Mason Investor Services, LLC (the “Distributor”), a Maryland limited liability company, on its own behalf and on behalf of each Fund ( as defined below) set forth in Schedule A hereto.

WHEREAS, the shares of beneficial interest/common stock of each Fund (“Fund”) are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a “Portfolio”); and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Distributor, which serves as a distributor of shares of the Portfolios of the Fund, is duly registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”) and any applicable state securities law; and

WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule A hereto, as may be amended from time to time by mutual written agreement; and

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company intends to purchase shares in the Portfolios of the Funds listed in Schedule A hereto, as may be amended from time to time by mutual written agreement, on behalf of the Account to fund the aforesaid Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company and Distributor agree as follows:

ARTICLE I.  Sale of Fund Shares

1.1.           Subject to Article IX hereof, the Distributor on behalf of the Funds agrees to make available to the Company for purchase on behalf of the Account, shares of the Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement.

Notwithstanding the foregoing, (i) the Portfolios (other than those listed in Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Fund may so provide, and (ii) the Board of the Fund (the “Board”) may suspend or terminate the offering of shares of any Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Portfolio.

1.2.           The Distributor on behalf of the Funds shall redeem, at the Company’s request, any full or fractional Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3.           Purchase and Redemption Procedures

(a)           The Distributor on behalf of each Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefore) on any day the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus shall constitute receipt and acceptance by the Portfolio on that same Business Day, provided that the Distributor or its designee receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

(b)           The Company shall pay for shares of each Portfolio on the same Business Day that it notifies the Distributor, on behalf of each Fund of a purchase request for such shares. Payment for Portfolio shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received prior to the closing of the New York Stock Exchange, when the Fund determines its net asset value in accordance with its then current prospectus, (typically by 4:00 p.m. Eastern Time) on the Business Day the Fund is notified of the purchase request for Portfolio shares ( unless the Distributor on behalf of the Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act). Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c)           Payment for Portfolio shares redeemed by the Account or the Company shall be made by the Distributor or its designee in federal funds transmitted by wire to the Company or any other designated person after the close of the New York Stock Exchange when the Fund determines its net asset value in accordance with the Fund’s then current prospectus ( typically 4:00 p.m. Eastern Time), but in no event later than 6:00 p.m. Eastern Time, on the same Business Day the Distributor or its designee is properly notified of the redemption order of such shares, except that the Distributor on behalf of the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

(d)           Any purchase or redemption request for Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Distributor or its designee’s receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Distributor or its designee in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund’s prospectus.

1.4.           The Distributor shall use its best efforts to make the net asset value per share for each Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund’s prospectus. If the Distributor provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the gross negligence of the Fund, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Distributor’s expense.

1.5.           The Distributor shall use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Portfolio shares by the record date, but in no event later than 6:30 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Portfolio shares in the form of additional shares of that Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Distributor shall notify the Company promptly of the number of Portfolio shares so issued as payment of such dividends and distributions.

1.6.           Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7.         (a)           The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

(b)           The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c)           The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund’s investment adviser.

(d)           The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

1.8.           The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

1.9.           The Company agrees to maintain records sufficient to identify the date and time of receipt of all transactions and shall make such records available upon request for examination by Distributor (and at Distributor’s expense) or its designated representative, at the request of the transfer agent or by appropriate governmental authorities. Under no circumstances shall Company change, alter or manipulate any transactions received by Company in good order.

1.10.           Company represents that there are controls in place designed to prevent market timing.

ARTICLE II.  Representations and Warranties

2.1.           The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.2.           The Distributor on behalf of the Fund represents and warrants that Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Distributor shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Distributor shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3.           The Distributor on behalf of the Fund represents and warrants that the Fund is lawfully organized and validly existing under the laws of the State of Maryland or the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.

2.4.           The Distributor represents and warrants, for itself and for the Fund, that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.5.           The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.6.           The Distributor represents and warrants that it is registered as a broker-dealer under the 1934 Act and that it does and will comply in all material respects with all applicable state and federal securities laws in the performance of its obligations for the Fund.

2.7.           The Company has in place an anti-money laundering program (“AML program”) that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the Bank Secrecy Act and the USA PATRIOT Act (2001)), as they may be amended, and the regulations issued thereunder by a duly vested regulatory authority (“Anti-Money Laundering Law and Regulation”).

2.8.           The Company has, after undertaking reasonable inquiry, no information or knowledge that any Contract owner investing in the Fund through an Account is an individual or entity or in a country or territory that is on an Office of Foreign Assets Control (“OFAC”) list or similar list of sanctioned or prohibited persons maintained by a U.S. governmental or regulatory body.

2.9.           The Company has in place policies, procedures and internal controls reasonably designed to verify the identity of Contract owners, and has no reason to believe that any of the invested funds were derived from illegal activities.

2.10.           The Company will provide the Distributor upon reasonable request any information regarding specific accounts that may be reasonably necessary for the Distributor to fulfill its responsibilities relating to its anti-money laundering programs or any other information reasonably requested by the Distributor to assist with compliance with the Anti-Money Laundering Law and Regulation, as may be permitted by law or regulation.

2.11.           A party will promptly notify the other party should any party become aware of any change in the above representations and warranties to the extent that the change relates to the relationship between the Company and the Distributor. In addition, the Distributor hereby provides notice to the Company that the Distributor reserves the right to make reasonable inquires of and request additional information from the Company regarding its AML program.

2.12.           The Company understands the requirements of all applicable laws, rules or regulations relating to bribery and corruption both in the Company’s home jurisdiction and in any other jurisdictions which may have a connection to the services performed by the Company in connection with this Agreement. The Company further represents and warrants that it will fully and faithfully comply with all requirements of such laws, rules or regulations in connection with all activities under or in any way connected with this Agreement and such requirements that the Distributor may notify to Company.

2.13.           The Company represents that the Company does not make the Fund available as an investment vehicle for any clients of the Company other than through Contracts.

2.14.           The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and that Company will make every effort to maintain such treatment and that it will notify the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

3.1.           The Distributor shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Portfolio (for distribution to Contract owners with value allocated to such Portfolios) as the Company may reasonably request, with expenses to be borne in accordance with Schedule B hereof. If requested by the Company in lieu thereof, the Distributor shall provide such documents (including a print-ready PDF, or an electronic copy of the documents in a format suitable for printing and posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses.

3.2.           The Distributor shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Distributor, which consent shall not be unreasonably withheld.

3.3.           So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:

(a)           Provide a list of Contract owners with value allocated to a Portfolio as of the record date to the Distributor or its agent in order to permit the Fund to send solicitation material and gather voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Distributor as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies. In the event that the Company chooses this option, the Fund shall be responsible for properly “echo voting” shares of a Portfolio for which no voting instructions have been received.

(b)           Solicit voting instructions from Contract holders itself and vote shares of the Portfolio in accordance with instructions received from Contract holders. The Company shall vote the shares of the Portfolios for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received.

3.5.           The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

3.6.           If the Distributor and the Company agree to distribute Fund summary prospectuses to Contract owners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule C of this Agreement, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Fund summary prospectuses. The parties agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.

ARTICLE IV.  Sales Material and Information

4.1.           The Company shall furnish, or shall cause to be furnished, to the Distributor or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Portfolio thereof) or the Distributor is named. No such material shall be used until approved by the Distributor or its designee, and the Distributor will use its best efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Distributor or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Portfolio thereof) or the Distributor is named, and no such material shall be used if the Distributor or its designee so objects.

4.2.           The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Distributor in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3.           The Distributor, or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4.           The Distributor agrees that neither it nor the Fund shall give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5.           Upon request, the Distributor will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Portfolios or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6.           Upon request, the Company will provide to the Distributor at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Distributor any complaints received from the Contract owners pertaining to the Fund or a Portfolio.

4.7.           The Distributor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Distributor will work with the Company so as to facilitate the solicitation of proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Distributor will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

ARTICLE V.  Fees and Expenses

5.1.           The Fund has adopted a Rule 12b-1 Plan under which it makes payments to finance administrative, service, and distribution expenses with respect to certain Portfolios. The Distributor represents and warrants that the Fund’s Board, a majority of whom are not interested persons of the Fund, has approved such Rule 12b-1 Plan to finance administrative, service, and distribution expenses of the Fund’s Portfolios that are subject to a 12b-1 fee, and that any changes to the Fund’s Rule 12b-1 Plan will be approved, in accordance with Rule 12b-1 under the 1940 Act. In consideration of the performance of the distribution services as are from time to time agreed by the parties, which services the Company shall cause its affiliated broker-dealer (Security Distributors, Inc. (“SDI”)) and underwriter of the Contracts to perform, Distributor will pay SDI in accordance with the Funds’ then current Prospectus and/or SAI. Distributor shall calculate and pay the amount pursuant to this section no less frequently than calendar quarterly. Although SDI is not a party to this Agreement, the Distributor and Company agree that SDI is a third-party beneficiary of this Section 5.1. In the event of the termination, cancellation or modification of such 12b-1 plan by a Fund’s board of directors or trustees or shareholders, Company agrees, upon notification at the Distributor’s option, to waive its right to receive such compensation pursuant to Article V hereunder until such time, if ever, as Distributor receives payment.

5.2.           All expenses incident to performance by the Fund under this Agreement shall be paid in accordance with Schedule B hereof.

5.3.           The Company shall bear expenses in accordance with Schedule B hereof.

ARTICLE VI.  Qualification

The Distributor represents and warrants that the Fund is or will be qualified as a regulated investment company under Subchapter M of the Internal Revenue Code and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

ARTICLE VII.  Indemnification

7.1.           Indemnification by the Company

7.1. (a)          The Company agrees to indemnify and hold harmless both the Distributor and the Fund and each of its trustees/directors and officers, and each person, if any, who controls the Distributor or the Fund within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund or the Adviser (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)           arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii)           arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts, or

(iii)           arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)           arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

7.1. (b)          The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

7.1 (c)           The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1 (d)           The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

7.2.           Indemnification by the Distributor

7.2. (a)           The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)           arise out of or as a result of statements or representations by or on behalf of the Fund or the Distributor (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Distributor) or wrongful conduct of the Distributor or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)           arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Distributor or the Fund; or

(iv)           arise as a result of any failure by the Fund or the Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)           arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Distributor or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

7.2. (b)           The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

7.2. (c)           The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2. (d)           The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VIII.  Applicable Law

8.1.           This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

8.2.           This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.  Termination

9.1.           This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party, for any reason with respect to some or all Portfolios, by six (6) months advance written notice delivered to the other parties; or

(b)
termination by the Company by written notice to the other parties based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the other parties in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Distributor by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by the Financial Industry Regulatory Authority (the “FINRA”), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Portfolios’ shares; provided, however, that the Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)
termination by the Company by written notice to the other parties in the event that formal administrative proceedings are instituted against the Fund or Distributor by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Distributor to perform its obligations under this Agreement; or

(f)
termination by the Company by written notice to the other parties in the event that any Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, or if the Company reasonably believes that any such Portfolio may fail to so qualify or comply; or

(g)
termination by Distributor by written notice to the other parties, if the Distributor, shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Company by written notice to the Distributor, if the Company shall determine, in its sole judgment exercised in good faith, that the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)
termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Distributor of the date of substitution.

9.2.           Notwithstanding any termination of this Agreement, the Distributor on behalf of the Fund shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Portfolios. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

9.3.           Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:	Security Benefit Life Insurance Company Attention General Counsel One Security Benefit Place Topeka, Kansas 66636-0001
If to the Distributor:	Legg Mason Investor Services, LLC Attention Business Development 100 First Stamford Place – 5th Floor Stamford, CT 06902

ARTICLE XI.  Miscellaneous

11.1.           All persons dealing with the Fund and the Distributor must look solely to the property of the Fund, and in the case of a series company, the respective Portfolios listed on Schedule A hereto as though each such Portfolio had separately contracted with the Company for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

11.2.           Subject to the requirements of legal process and regulatory authority, the Distributor shall treat as confidential the names and addresses of the owners of the Contracts. Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

11.3.           The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4.           This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5.           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6.           Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.

11.7.           The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8.           This Agreement or any of the rights and obligations hereunder may not be assigned or amended by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life Insurance Company	By its authorized officer
	By:	DOUGLAS G. WOLFF
	Title:	President
	Date:	4/18/2012

Legg Mason Investor Services, LLC	By its authorized officer
	By:	JEREMIAH O’SHEA
	Title:	Managing Director
	Date:	4/26/12

Schedule A

Accounts – All accounts of the Company, including without limitation:

SBL Variable Annuity Account XIV

Contracts –

Security Benefit Advisor Variable Annuity
NEA Valuebuilder Variable Annuity
AEA Valuebuilder Variable Annuity
Retirement Income Director Variable Annuity

Portfolios, Share Classes and Fees

€Legg Mason Class A Fund Name	Class	Ticker	CUSIP
Legg Mason Batterymarch Emerging Markets Trust	A	LMRAX	52465U839
Legg Mason Batterymarch International Equity Trust	A	LMEAX	52465U847
Legg Mason Batterymarch U.S. Small Cap Equity Portfolio	A	LMBAX	524673100
Legg Mason BW Absolute Return Opportunities Fund	A	LROAX	524686722
Legg Mason BW Diversified Large Cap Value Fund	A	LBWAX	524686789
Legg Mason BW Global Opportunities Bond Fund	A	GOBAX	524673407
Legg Mason BW International Opportunities Bond Fund	A	LWOAX	524686656
Legg Mason ClearBridge Aggressive Growth Fund	A	SHRAX	52468C109
Legg Mason ClearBridge Appreciation Fund	A	SHAPX	52468E105
Legg Mason ClearBridge Diversified Large Cap Growth Fund	A	CFLGX	52469H545
Legg Mason ClearBridge Equity Fund	A	LMQAX	524695202
Legg Mason ClearBridge Equity Income Builder Fund	A	SOPAX	52469H636
Legg Mason ClearBridge Fundamental All Cap Value Fund	A	SHFVX	52469C108
Legg Mason ClearBridge Large Cap Growth Fund	A	SBLGX	52469H826
Legg Mason ClearBridge Large Cap Value Fund	A	SINAX	52470J100
Legg Mason ClearBridge Mid Cap Core Fund	A	SBMAX	52469H768
Legg Mason ClearBridge Mid Cap Growth Fund	A	LBGAX	52467P564
Legg Mason ClearBridge Small Cap Growth Fund	A	SASMX	52470H815
Legg Mason ClearBridge Small Cap Value Fund	A	SBVAX	52469G513
Legg Mason Global Currents International All Cap Opportunity Fund	A	SBIEX	52469X607
Legg Mason Global Currents International Small Cap Opportunity Fund	A	LCOAX	52467P499
Legg Mason Strategic Real Return Fund	A	LRRAX	524686607

€Legg Mason Class A -
Legg Mason Batterymarch Global Equity Fund	A	CFIPX	52469H487
Legg Mason Capital Management All Cap Fund	A	SPAAX	52469G786
Legg Mason Investment Counsel Financial Services Fund	A	SBFAX	52469R105
Legg Mason Investment Counsel Social Awareness Fund	A	SSIAX	52469A102
Legg Mason Lifestyle Allocation 30%	A	SBCPX	52467P853
Legg Mason Lifestyle Allocation 50%	A	SBBAX	52467P804
Legg Mason Lifestyle Allocation 70%	A	SCGRX	52467P812
Legg Mason Lifestyle Allocation 85%	A	SCHAX	52467P762
Legg Mason Western Asset Core Bond Fund	A	TRBAX	52469F549
Legg Mason Western Asset Core Plus Bond Fund	A	SHMGX	52468W105
Legg Mason Western Asset Corporate Bond Fund	A	SIGAX	52469F317
Legg Mason Western Asset Global High Yield Bond Fund	A	SAHYX	52469F465
Legg Mason Western Asset High Income Fund	A	SHIAX	52469F630
Legg Mason Western Asset Mortgage Backed Securities Fund	A	SGVAX	52469F366
Legg Mason Western Asset Short-Term Bond Fund	A	SBSTX	52469E500
Legg Mason Western Asset Strategic Income Fund	A	SDSAX	52469F754

€Legg Mason Class A Fund Name	Class	Ticker	CUSIP
Legg Mason Batterymarch U.S. Large Cap Equity Fund	A	LMUPX	52469H347
Legg Mason Capital Management Disciplined Equity Research Fund	A	LCDAX	524686854
Legg Mason Capital Management Growth Trust	A	LGGAX	52465Y500
Legg Mason Capital Management Opportunity Trust	A	LGOAX	52465G301
Legg Mason Capital Management Special Investment Trust	A	LMSAX	524904505
Legg Mason Capital Management Value Trust	A	LGVAX	524659505
Legg Mason Esemplia Emerging Markets Equity Fund	A	SMKAX	52469H677
Legg Mason Permal Tactical Allocation Fund	A	LPTAX	52470J316
Legg Mason Target Retirement 2015 Fund	A	LMFAX	52470J704
Legg Mason Target Retirement 2020 Fund	A	LMWAX	52470J845
Legg Mason Target Retirement 2025 Fund	A	LMXAX	52470J779
Legg Mason Target Retirement 2030 Fund	A	LMVAX	52470J712
Legg Mason Target Retirement 2035 Fund	A	LMNAX	52470J647
Legg Mason Target Retirement 2040 Fund	A	LMYAX	52470J571

Legg Mason Target Retirement 2050 Fund	A	LMJAX	52470J449
Legg Mason Target Retirement Fund	A	LMPAX	52470J373
Legg Mason Western Asset Adjustable Rate Income Fund	A	ARMZX	52468A608
Legg Mason Western Asset Global Inflation Management Fund	A	SBGLX	52469F168
Western Asset Emerging Markets Debt Portfolio	A	LWEAX	52469L694
Legg Mason Class A Fund Name	Class	Ticker	CUSIP
Legg Mason Batterymarch S&P 500 Index Fund	A	SBSPX	52469H727

€Legg Mason Class FI. Fund Name	Class	Ticker	CUSIP
Legg Mason Batterymarch Emerging Markets Trust	FI	LGFMX	52465C201
Legg Mason Batterymarch International Equity Trust	FI	LGFEX	52465D209
Legg Mason Batterymarch U.S. Large Cap Equity Fund	FI	LMUSX	52469H321
Legg Mason Batterymarch U.S. Small Cap Equity Portfolio	FI	LGSCX	502082829
Legg Mason BW Absolute Return Opportunities Fund	FI	LBAFX	524686698
@Legg Mason BW Diversified Large Cap Value Fund	FI	TBD	524686763
Legg Mason BW Global Opportunities Bond Fund	FI	GOBFX	37947Q209
Legg Mason BW International Opportunities Bond Fund	FI	LWOFX	524686300
@Legg Mason Capital Management Disciplined Equity Research Fund	FI	TBD	524686839
Legg Mason Capital Management Growth Trust	FI	LMGFX	52465Y302
Legg Mason Capital Management Opportunity Trust	FI	LMOFX	52467D108
Legg Mason Capital Management Special Investment Trust	FI	LGASX	524904307
Legg Mason Capital Management Value Trust	FI	LMVFX	524659307
Legg Mason ClearBridge Aggressive Growth Fund	FI	LMPFX	52468C604
Legg Mason ClearBridge Appreciation Fund	FI	LMPIX	52468E600
Legg Mason ClearBridge Equity Income Builder Fund	FI	LBRIX	52469H123
Legg Mason ClearBridge Large Cap Growth Fund	FI	LMPGX	52469H685
@Legg Mason ClearBridge Mid Cap Growth Fund	FI	TBD	52467P549
Legg Mason ClearBridge Small Cap Growth Fund	FI	LMPSX	52470H682
Legg Mason Permal Tactical Allocation Fund	FI	LPTFX	52470J282

@Legg Mason Strategic Real Return Fund	FI	TBD	524686805
Legg Mason Target Retirement 2015 Fund	FI	LMMFX	52470J886
Legg Mason Target Retirement 2020 Fund	FI	LMWFX	52470J829
Legg Mason Target Retirement 2025 Fund	FI	LMXFX	52470J753
Legg Mason Target Retirement 2030 Fund	FI	LMQFX	52470J688
Legg Mason Target Retirement 2035 Fund	FI	LMEFX	52470J621
Legg Mason Target Retirement 2040 Fund	FI	LMYFX	52470J555
Legg Mason Target Retirement 2045 Fund	FI	LMKFX	52470J480
Legg Mason Target Retirement 2050 Fund	FI	LMJFX	52470J423
Legg Mason Target Retirement Fund	FI	LMRPX	52470J357
Western Asset Emerging Markets Debt Portfolio	FI	LMWDX	52469L579
@Western Asset Short Term Yield Fund	FI	TBD	52468A871

Legg Mason Class I Fund Name	Class	Ticker	CUSIP
Legg Mason Batterymarch Emerging Markets Trust	I	LGEMX	52465U607
Legg Mason Batterymarch Global Equity Fund	I	SMYIX	52469H453
Legg Mason Batterymarch International Equity Trust	I	LGIEX	52465U409
Legg Mason Batterymarch U.S. Large Cap Equity Fund	I	LMTIX	52469H297
Legg Mason Batterymarch U.S. Small Cap Equity Portfolio	I	LMSIX	502082811
Legg Mason BW Absolute Return Opportunities Fund	I	LROIX	524686672
Legg Mason BW Diversified Large Cap Value Fund	I	LBWIX	524686755
Legg Mason BW Global Opportunities Bond Fund	I	GOBIX	37947Q308
Legg Mason BW International Opportunities Bond Fund	I	LWOIX	524686409
Legg Mason Capital Management All Cap Fund	I	LACIX	52469G752
Legg Mason Capital Management Disciplined Equity Research Fund	I	LGMIX	524686821
Legg Mason Capital Management Growth Trust	I	LMGNX	52465Y203
Legg Mason Capital Management Opportunity Trust	I	LMNOX	52465G202
Legg Mason Capital Management Special Investment Trust	I	LMNSX	524904208
Legg Mason Capital Management Value Trust	I	LMNVX	524659208
Legg Mason ClearBridge Aggressive Growth Fund	I	SAGYX	52468C406
Legg Mason ClearBridge Appreciation Fund	I	SAPYX	52468E402
Legg Mason ClearBridge Diversified Large Cap Growth Fund	I	LADIX	52469H511
Legg Mason ClearBridge Equity Fund	I	LMQIX	524695509
Legg Mason ClearBridge Equity Income Builder Fund	I	SOPYX	52469H594
Legg Mason ClearBridge Fundamental All Cap Value Fund	I	SFVYX	52469C405
Legg Mason ClearBridge Large Cap Growth Fund	I	SBLYX	52469H784

Legg Mason ClearBridge Large Cap Value Fund	I	SAIFX	52470J407
Legg Mason ClearBridge Mid Cap Core Fund	I	SMBYX	52469H735
Legg Mason ClearBridge Mid Cap Growth Fund	I	LBGIX	52467P531
Legg Mason ClearBridge Small Cap Growth Fund	I	SBPYX	52470H765
Legg Mason ClearBridge Small Cap Value Fund	I	SMCYX	52469G471
Legg Mason Esemplia Emerging Markets Equity Fund	I	SBEYX	52469H644
Legg Mason Global Currents International All Cap Opportunity Fund	I	SBIYX	52469X888
Legg Mason Global Currents International Small Cap Opportunity Fund	I	LCOIX	52467P515
Legg Mason Investment Counsel Financial Services Fund	I	LMRIX	52469R402
Legg Mason Investment Counsel Social Awareness Fund	I	LMRNX	52469A409
Legg Mason Lifestyle Allocation 30%	I	LMGIX	52467P820
Legg Mason Lifestyle Allocation 50%	I	LMEIX	52467P861
Legg Mason Lifestyle Allocation 70%	I	LLAIX	52467P770
Legg Mason Lifestyle Allocation 85%	I	LANIX	52467P739
Legg Mason Manager Select Series Large Cap Growth Fund	I	LSLIX	524686102
Legg Mason Manager Select Series Large Cap Value Fund	I	LGRIX	524686201
Legg Mason Permal Tactical Allocation Fund	I	LPTIX	52470J274
Legg Mason Strategic Real Return Fund	I	LRRIX	524686888
Legg Mason Target Retirement 2015 Fund	I	LMFIX	52470J860
Legg Mason Target Retirement 2020 Fund	I	LMWIX	52470J795
Legg Mason Target Retirement 2025 Fund	I	LMXIX	52470J738
Legg Mason Target Retirement 2030 Fund	I	LMVIX	52470J662
Legg Mason Target Retirement 2035 Fund	I	LMNIX	52470J597
Legg Mason Target Retirement 2040 Fund	I	LMNRX	52470J530
Legg Mason Target Retirement 2045 Fund	I	LMKIX	52470J464
Legg Mason Target Retirement 2050 Fund	I	LMJIX	52470J399
Legg Mason Target Retirement Fund	I	LMIMX	52470J332
Legg Mason Western Asset Adjustable Rate Income Fund	I	SBAYX	52468A889
+Legg Mason Western Asset Core Plus Bond Fund	I	SMGYX	52468W402
Legg Mason Western Asset Corporate Bond Fund	I	SIGYX	52469F275
Legg Mason Western Asset Global High Yield Bond Fund	I	SHYOX	52469F432
+Legg Mason Western Asset High Income Fund	I	SHIYX	52469F598
Legg Mason Western Asset Mortgage Backed Securities Fund	I	SGSYX	52469F333
+Legg Mason Western Asset Short-Term Bond Fund	I	SBSYX	52469E807
Legg Mason Western Asset Strategic Income Fund	I	SDSYX	52469F721
Western Asset Emerging Markets Debt Portfolio	I	SEMDX	52469F481
@Western Asset Short Term Yield Fund	I	WTYIX	52468A863

Legg Mason Class R Fund Name	Class	Ticker	CUSIP
Legg Mason Batterymarch Emerging Markets Trust	R	LBERX	52465U821
Legg Mason Batterymarch International Equity Trust	R	LMIRX	52465U870
@Legg Mason Batterymarch U.S. Small Cap Equity Portfolio	R	LMBRX	524673308
Legg Mason BW Absolute Return Opportunities Fund	R	LBAFX	524686680
@Legg Mason BW Diversified Large Cap Value Fund	R	TBD	524686748
Legg Mason BW Global Opportunities Bond Fund	R	LBORX	524673605
Legg Mason BW International Opportunities Bond Fund	R	LWORX	524686631
Legg Mason ClearBridge Aggressive Growth Fund	R	LMPRX	52468C505
Legg Mason ClearBridge Appreciation Fund	R	LMPPX	52468E501
Legg Mason ClearBridge Equity Income Builder Fund	R	LMMRX	52469H271
Legg Mason ClearBridge Large Cap Growth Fund	R	LMPLX	52469H693
Legg Mason ClearBridge Mid Cap Core Fund	R	LMREX	52469H172
@Legg Mason ClearBridge Mid Cap Growth Fund	R	TBD	52467P523
Legg Mason ClearBridge Small Cap Growth Fund	R	LMPOX	52470H690
@Legg Mason Strategic Real Return Fund	R	TBD	524686862

Legg Mason Class R Fund Name	Class	Ticker	CUSIP
Legg Mason Batterymarch U.S. Large Cap Equity Fund	R	LMUOX	52469H313
@Legg Mason Capital Management Disciplined Equity Research Fund	R	TBD	524686813
Legg Mason Capital Management Growth Trust	R	LMGRX	52465Y401
Legg Mason Capital Management Opportunity Trust	R	LMORX	52467D207
Legg Mason Capital Management Special Investment Trust	R	LMARX	524604406
Legg Mason Capital Management Value Trust	R	LMVRX	524659406
Legg Mason Target Retirement 2015 Fund	R	LMFRX	52470J878
Legg Mason Target Retirement 2020 Fund	R	LMWRX	52470J811
Legg Mason Target Retirement 2025 Fund	R	LMXRX	52470J746
Legg Mason Target Retirement 2030 Fund	R	LMQRX	52470J670
Legg Mason Target Retirement 2035 Fund	R	LMRRX	52470J613
Legg Mason Target Retirement 2040 Fund	R	LMYRX	52470J548
Legg Mason Target Retirement 2045 Fund	R	LMKRX	52470J472
Legg Mason Target Retirement 2050 Fund	R	LMJRX	52470J415
Legg Mason Target Retirement Fund	R	LMERX	52470J340
Legg Mason Western Asset Core Bond Fund	R	LMPTX	52469F499
Legg Mason Western Asset Core Plus Bond Fund	R	LMPCX	52468W501

X Legg Mason Class IS
All Funds

Western Asset Class FI Fund Name	Class	Ticker	CUSIP
Western Asset Total Return Unconstrained Portfolio	FI	WARIX	957663693
Western Asset Core Bond Portfolio	FI	WAPIX	957663404
Western Asset Core Plus Bond Portfolio	FI	WACIX	957663602
@ Western Asset Enhanced Equity Portfolio	FI	TBD	957663784
@ Western Asset Global Multi-Sector Portfolio	FI	WGMFX	957663727
@ Western Asset High Yield Portfolio	FI	TBD	957663834
Western Asset Inflation Indexed Plus Bond Portfolio	FI	WATPX	957663875
@ Western Asset Intermediate Bond Portfolio	FI	WAIFX	957663800
@ Western Asset Limited Duration Bond Portfolio	FI	TBD	957663206
@ Western Asset Money Market Portfolio	FI	TBD	957663768
@ Western Asset Non - US Opportunity Bond Portfolio	FI	TBD	957663859
@ Western Asset US Govt Money Market Portfolio	FI	TBD	957663743

Western Asset Class I Fund Name	Class	Ticker	CUSIP
Western Asset Total Return Unconstrained Portfolio	I	WAARX	957663719
Western Asset Core Bond Portfolio	I	WATFX	957663305
Western Asset Core Plus Bond Portfolio	I	WACPX	957663503
@ Western Asset Enhanced Equity Portfolio	I	TBD	957663792
@ Western Asset Global Multi-Sector Portfolio	I	WGMIX	957663735
Western Asset High Yield Portfolio	I	WAHYX	957663842
Western Asset Inflation Indexed Plus Bond Portfolio	I	WAIIX	957663883
Western Asset Intermediate Bond Portfolio	I	WATIX	957663701
Western Asset Limited Duration Bond Portfolio	I	WALDX	957663107
@ Western Asset Money Market Portfolio	I	TBD	957663776
@ Western Asset US Govt Money Market Portfolio	I	TBD	957663750
Western Asset Non - US Opportunity Bond Portfolio	I	WAFIX	957663867

X Western Asset Class IS
All Funds

+: Available to existing investors only.
X: See prospectus for eligibility information.
@: Currently unavailable for purchase. Please contact the distributor in advance to express sales interest or for more information, including when the share class/fund may be made available. The distributor will consider whether or not to make the requested share class/fund available for sale and may decline to do so in its sole discretion.

€: For any individual Fund for which both Class A and Class FI shares are available to investors under this Agreement, only Class FI shares may be offered to new Retirement Plans. Class A shares may continue to be offered to any Retirement Plan that currently purchases Class A shares of that Fund or of any predecessor Fund.

SCHEDULE B

EXPENSES

The Fund and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. The term “Current” is defined as an existing Contract owner with value allocated to one or more Portfolios. The term “Prospective” is defined as a potential new Contract owner.

Item	Function	Party Responsible for Expense
Fund Prospectus	Printing	Current – Fund (Company may choose to do the printing at Fund’s expense) Prospective – Company
	Distribution (including postage)	Company
Fund Prospectus and SAI Supplements	Printing	Fund (Company may choose to do the printing at Fund’s expense)
	Distribution (including postage)	Company
Fund SAI	Printing	Fund
	Distribution (including postage)	Company
Proxy Material for Fund	Printing, Distribution to Current (including postage), tabulation, solicitation	Fund
Fund Annual & Semi-Annual Report	Printing and Distribution (including postage)	Fund (Company may choose to do the printing at Fund’s expense)
Contract Prospectus	Printing and Distribution (including postage)	Company
Contract Prospectus and SAI Supplements	Printing and Distribution (including postage)	Company
Contract SAI	Printing and Distribution (including postage)	Company
Other communication to Prospective and Current	Printing and Distribution (including postage)	If Required by Law or Fund – Fund If Required by Company - Company
Operations of the Fund	All operations and related expenses, including the cost	Fund

Item	Function	Party Responsible for Expense
of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of a Fund, and expenses paid or assumed by a Fund pursuant to any Rule 12b-1 plan
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company

SCHEDULE C

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

1.	For purposes of this Schedule C, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2.
The Distributor shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Fund provide the Company with Statutory Prospectuses.

3.
The Distributor on behalf of the Fund represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Portfolios. The Distributor on behalf of the Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

4.
The Distributor on behalf of the Fund agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund documents required to be posted in compliance with Rule 498. The Distributor shall promptly notify the Company of any ongoing or continuous interruptions in availability of this web page.

5.
The Distributor on behalf of the Fund represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Fund, the Distributor, or one of their affiliates. The Distributor on behalf of the Fund further represents and warrants that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

6.	The Company represents and warrants that it will respond to requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates.

7.	The Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

8.
At the Company’s request, the Distributor will provide the Company with URLs to the current Fund documents for use with Company’s electronic delivery of Fund documents or on the Company’s website. The Distributor will be responsible for ensuring the integrity of the URLs and for maintaining the Fund’s current documents on the site to which such URLs originally navigate to.

9.
If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Distributor or its designee will provide the Company with at least 60 days’ advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(1), the Distributor or its designee shall continue to maintain the Fund’s website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

10.	The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Schedule C as applicable.

11.
The parties agree that the Company is not required to distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Distributor sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.